Exhibit 24.1

STRATEGIC STORAGE TRUST, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STORAGE TRUST, INC. (the “Company”) hereby constitute and appoint Michael S. McClure and H. Michael Schwartz, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2013, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of September 23, 2013, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	President, Chief Executive Officer and Director	September 23, 2013

/s/ Michael S. McClure Michael S. McClure	Executive Vice President, Chief Financial Officer and Treasurer	September 23, 2013

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	September 23, 2013

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	September 23, 2013

Exhibit 24.1 - 1